UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2011

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip Code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.   Results of Operations and Financial Condition

On January 11, 2011, Level 3 Communications, Inc. (“Level 3”) issued a press release relating to certain fourth quarter financial projections. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full herein. The furnishing of this information shall not be deemed an admission as to the materiality of the information included in this Form 8-K. This information is not filed but is furnished to the Securities and Exchange Commission pursuant to Item 2.02 of Form 8-K.

Some of the statements made in Exhibit 99.1 are forward-looking in nature. These statements are based on management’s current expectations or beliefs. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Level 3’s control, which could cause actual events to differ materially from those expressed or implied by the statements. The most important factors that could prevent Level 3 from achieving its stated goals include, but are not limited to, the current uncertainty in the global financial markets and the global economy; disruptions in the financial markets that could affect Level 3’s ability to obtain additional financing, as well as Level 3’s ability to: increase and maintain the volume of traffic on the network; successfully integrate acquisitions; develop effective business support systems; defend intellectual property and proprietary rights; manage system and network failures or disruptions; develop new services that meet customer demands and generate acceptable margins; adapt to rapid technological changes that lead to further competition; attract and retain qualified management and other personnel; and meet all of the terms and conditions of its debt obligations. Additional information concerning these and other important factors can be found within Level 3’s filings with the Securities and Exchange Commission. Statements made in Exhibit 99.1 should be evaluated in light of these important factors. Level 3 is under no obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 8.01.  Other Events

On January 11, 2011, Level 3 issued a press release announcing that it plans to issue $300 million aggregate principal amount of senior notes that will mature in 2019 and will bear interest at a fixed rate in a proposed private offering to “qualified institutional buyers” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

The press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full herein.

On January 11, 2011, Level 3 issued a press release announcing that it agreed to sell $305 million aggregate principal amount of 11.875% Senior Notes due 2019 in a private offering to qualified institutional buyers and to non-U.S. persons outside the United States under Regulation S.

The press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated herein by reference as if set forth in full herein.

Item 9.01.  Financial Statements and Exhibits

(d)                                 Exhibits

99.1	Press Release, dated January 11, 2011, relating to certain fourth quarter financial projections.

99.2	Press Release, dated January 11, 2011, relating to the launching of the private offering of senior notes by Level 3.

99.3	Press Release, dated January 11, 2011, relating to the pricing of the private offering of senior notes by Level 3.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Level 3 Communications, Inc.

	By:	/s/ Neil J. Eckstein
Neil J. Eckstein
Senior Vice President

Date: January 12, 2011

Exhibit Index

Exhibit	Description

99.1	Press Release, dated January 11, 2011, relating to certain fourth quarter financial projections.

99.2	Press Release, dated January 11, 2011, relating to the launching of the private offering of senior notes by Level 3 Communications, Inc.

99.3	Press Release, dated January 11, 2011, relating to the pricing of the private offering of senior notes by Level 3 Communications, Inc.